AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

      THIS AMENDMENT (the "Amendment") is made and entered into effective as of May 24, 2005, by and between the NEOMEDIA TECHNOLOGIES, INC., a Delaware Corporation (the "Investor") and IPOINT MEDIA LTD., an Israeli Corporation (the "Company").

                                   WITNESSTH:

      WHEREAS, the Company and the Investor entered into an Investment Agreement, Registration Rights Agreement and Escrow Agreement dated October 12, 2004 (individually referred to as the "Investment Agreement", the "Registration Rights Agreement", and the "Escrow Agreement", and collectively referred to as the "Transaction Documents"); and

      WHEREAS, the parties desire to amend the terms of Registration Rights Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants herein contained and in the Transaction Documents, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. The Registration Rights Agreement is hereby amended by deleting Section 2(a) in its entirety and inserting in lieu thereof the following:

            "(a) The Company shall prepare and file, by June 15, 2005, with the SEC, a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the 1933 Act registering the shares of common stock that Neomedia Technologies, Inc. intends to distribute to its stockholders (the "Spinoff Registration Statement"). Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than ten (10) days after the SEC has declared the Spinoff Registration Statement effective, but in no event later than September 30, 2005 (the "Scheduled Filing Deadline"), with the SEC, a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the "Secondary Registration Statement") for the registration for the resale by the Investor of the Registrable Securities. The Company shall cause the Secondary Registration Statement to remain effective until all of the Registrable Securities have been sold."

      2. The Registration Rights Agreement is hereby amended by deleting Section 2(b) in its entirety and inserting in lieu thereof the following:


            "(b) Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Secondary Registration Statement declared effective by the SEC no later than thirty (30) days after the filing thereof (the "Scheduled Effective Deadline") and (ii) to insure that the Secondary Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Secondary Registration Statement is not declared effective by the SEC within one hundred fifty (150) days after filing of the Spinoff Registration Statement."

      3. The Investor hereby waives all rights to any penalties or damages that have accrued to date pursuant to the Registration Rights Agreement.

      4. Except as set forth hereinabove, all other terms and provisions of the Transaction Documents shall remain in full force and effect.


      IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year set above set forth.


                                              COMPANY:
                                              IPOINT MEDIA LTD.

                                              By: /s/ Muki Geller
                                                 ------------------------
                                              Name:      Muki Geller
                                                   ----------------------
                                              Title:     CEO
                                                    ---------------------


                                              INVESTOR:
                                              NEOMEDIA TECHNOLOGIES, INC.

                                              By:/s/Charles T. Jensen
                                                 ------------------------
                                              Name: Charles T. Jensen
                                                   ----------------------
                                              Title: CEO and President
                                                    ---------------------